NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT

This NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION AGREEMENT (this “Agreement”) is made as of June 6, 2007, by and between YP Corp., a Nevada corporation (“YP”), and Rajesh Navar (“Shareholder”).

RECITALS

A.    Shareholder owns approximately 70% of all the issued and outstanding capital stock of LiveDeal on a fully-diluted basis.

B.    YP; LD Acquisition Co., a California corporation wholly owned by YP (“Merger Sub”); LiveDeal, Inc., a California corporation (“LiveDeal”); Rajesh Navar and Arati Navar, Trustees of the Rajesh & Arati Navar Living Trust dated 9/23/2002; and Shareholder, in his capacity as the Shareholders’ Representative, are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into LiveDeal so that LiveDeal will become a wholly-owned subsidiary of YP. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

C.    As a condition to its willingness to enter into the Merger Agreement, YP has required that this Agreement be executed and delivered by Shareholder at or prior to the Closing.

D.    Shareholder has entered into an Employment Agreement with YP, dated as of even date hereof (the “Employment Agreement”)

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Acknowledgments by Shareholder.

(a)    Shareholder acknowledges that he has occupied a position of trust and confidence with LiveDeal prior to the date hereof and has had access to and has become familiar with the following, any and all of which constitute confidential information of LiveDeal (collectively the “Confidential Information”): (a) any and all trade secrets concerning the business and affairs of LiveDeal, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods of LiveDeal and any other information, however documented, of LiveDeal that is considered a trade secret under applicable law; (b) any and all information concerning the business and affairs of LiveDeal (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods and techniques, however documented; and (c) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for LiveDeal containing or based, in whole or in part, upon any information included in the foregoing.

(b)    Shareholder acknowledges that (a) the business of LiveDeal relating to the use and operation of the business by LiveDeal prior to Closing is international in scope; (b) its products and services related to such business are marketed throughout the world; (c) LiveDeal’s business prior to Closing competes with other businesses that are or could be located in any part of the world; (d) YP has required that Shareholder make the covenants set forth in Sections 2 and 3 of this Agreement as a condition to YP’s entering into the Merger Agreement and causing Merger Sub to merge into LiveDeal; (e) the provisions of Sections 2 and 3 of this Agreement are reasonable and necessary to protect and preserve YP’s interests in and right to the use and operation of the assets and business of LiveDeal from and after Closing; and (f) YP would be irreparably damaged if Shareholder were to breach the covenants set forth in Sections 2 and 3 of this Agreement.

2.    Nondisclosure. Shareholder acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the assets and business of LiveDeal. Therefore, Shareholder hereby agrees not to disclose to any unauthorized person or entity or use for his own account or for the benefit of any third party any Confidential Information, whether or not such information is embodied in writing or other physical form or is retained in the memory of Shareholder, without YP’s written consent, unless and to the extent that the Confidential Information is or becomes generally known to the public other than as a result of Shareholder’s fault or as required by law or legal process. Shareholder agrees to deliver to YP or destroy, promptly following such time as YP may request in writing, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information.

3.    Noncompetition, Nonsolicitation and Nondisparagement.

(a)    For purposes of this Agreement, the terms listed below shall have the following meanings:

(i)     “Area” means the world; provided, however, that if a court of competent jurisdiction determines that such area is unenforceable, “Area” shall be defined as all countries in which the Company provides its services, or has provided within the 12 months preceding the date of this Agreement; provided, however, that if a court of competent jurisdiction determines that such area is unenforceable, “Area” shall be defined as the United States.

(ii)    “Client Nonsolicitation Period” means the period beginning on the date of this Agreement and ending on the greater of (A) the three-year anniversary of the date of this Agreement and (B) one-year from the date of termination of Shareholder’s employment by or service to YP; provided, however, that the Client Nonsolicitation Period will end immediately in the event Shareholder is terminated by YP without Cause (as defined in the Employment Agreement) or that he terminates his employment for Good Reason (as defined in the Employment Agreement) or that the Company fails to nominate him as a member of the Board of Directors of YP.

(iii)   “Competing Business” means any person or entity engaged in the on-line, classified advertising services industry or that provides online yellow pages listing services, in each case, as its principal business.

(iv)   “LiveDeal Client(s)” means (a) any person or entity to which LiveDeal sells any products or services, or licenses any proprietary information, at any time during the Noncompetition Time Period, the Employee Nonsolicitation Time Period, or the Client Nonsolicitation Period, as applicable, and (b) any person or entity which LiveDeal has actively solicited and that Shareholder has knowledge of with respect to the sale of products or services at any time during the NoncompetitionTime Period, the Employee Nonsolicitation Time Period, or the Client Nonsolicitation Period, as applicable. In the case of a corporate client, “LiveDeal Client” shall be, in addition to the corporate client itself, the individual representative of the corporate client and his or her successor or equivalent within the organizational subdivision of the corporate client on behalf of which he or she patronized LiveDeal, and any organizational subdivision of the corporate client on behalf of which such individual representative has patronized LiveDeal, in each case, to the extent such individual representative is then employed with the corporate client.

(v)    “Employee Nonsolicitation Period” means the period beginning on the date of this Agreement and ending on the greater of the following: (A) one-year from the date of termination of Shareholder’s employment by or service to YP; or (B) the two-year anniversary of the date of this Agreement.

(vi)   “Noncompetition Time Period” means the period beginning on the date of this Agreement and ending on the greater of (A) the three-year anniversary of the date of this Agreement and (B) one-year from the date of termination of Shareholder’s employment by or service to YP; provided, however, that the Client Noncompetition Time Period will end immediately in the event Shareholder is terminated by YP without Cause (as defined in the Employment Agreement) or that he terminates his employment for Good Reason (as defined in the Employment Agreement) or that the Company fails to nominate him as a member of the Board of Directors of YP.

(vii)         “YP Client(s)” means (a) any person or entity to which YP sells any products or services, or licenses any proprietary information, at any time during the Client Nonsolicitation Time Period, and (b) any person or entity which YP has actively solicited with respect to the sale of products or services at any time during the Client Nonsolicitation Period. In the case of a corporate client, “YP Client” shall be, in addition to the corporate client itself, the individual representative of the corporate client and his or her successor or equivalent within the organizational subdivision of the corporate client on behalf of which he or she patronized YP, and any organizational subdivision of the corporate client on behalf of which such individual representative has patronized YP.

(b)    As an inducement for YP to enter into the Merger Agreement and as additional consideration for the consideration to be paid to Shareholder under the Merger Agreement, Shareholder agrees that:

(i)     During the Noncompetition Time Period and in the Area, Shareholder will not, directly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any person or entity engaged in or planning to become engaged in a Competing Business, provided, however, that Shareholder may purchase or otherwise acquire up to (but not more than) two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

(ii)    During the Employee Nonsolicitation Period, Shareholder shall not, directly or indirectly: (A) induce or attempt to induce any employee of LiveDeal who becomes an employee of YP in connection with the merger of LiveDeal into Merger Sub to leave the employ of YP; (B) in any way interfere with the relationship between YP and any such employee of YP; or (C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of YP; provided, however, that the restrictive covenants set forth in this Section 3(b)(ii) shall not restrict Shareholder from soliciting for hire or hiring any YP or LiveDeal employee who was terminated by LiveDeal or YP without cause or as a result of a constructive termination.

(iii)   During the Client Nonsolicitation Period, Shareholder shall not, directly or indirectly: (A) induce or attempt to induce any LiveDeal Client to cease doing business with YP or in any way interfere with the relationship between any such LiveDeal Client and the YP; or (B) solicit the business of any YP Client known to Shareholder to be a YP Client, whether or not such Shareholder had personal contact with such YP Client, with respect to products or activities which compete in whole or in part with the business operated by YP.

(c)    In the event of a breach by Shareholder of any covenant set forth in this Section, the term of such covenant will be extended by the period of the duration of such breach.

(d)    Shareholder shall not disparage YP, LiveDeal, the business conducted by LiveDeal, the business conducted by YP, or any shareholder, director, officer, employee or agent of YP. None of YP, LiveDeal, any officer or director of either YP or LiveDeal shall disparage Shareholder or any of its affiliates. Anything to the contrary notwithstanding, this Section 3(e) shall not apply to any statements made in good faith during any litigation, arbitration or other legal proceeding involving any of the parties to this Agreement.

(e)    Shareholder will, for a period of three years after the Closing, within ten days after accepting any employment, consulting engagement, engagement as an independent contractor, partnership or other association, advise YP of the identity of the new employer, client, partner or other person or entity with whom Shareholder has become associated. YP may serve notice upon each such person or entity that Shareholder is bound by this Agreement and furnish each such person or entity with a copy of this Agreement or relevant portions thereof.

4.    Remedies. Shareholder hereto agrees that YP may seek injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, for any such failure.

5.    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and, nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto, except that YP may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates.

6.    Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

7.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and fully performed within the State of California, without regard to the conflicts of laws provisions thereof.

8.    Jurisdiction; Waiver of Venue. Each of the parties hereto irrevocably and unconditionally: (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of the State of California or the United States District Court for the Northern District of California (each, a “Designated Court”); (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Designated Court, and any claim that any such action or proceeding brought in any Designated Court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of Designated Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Designated Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

9.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the addresses (or at such other address for a party as shall be specified by like notice) as set forth in Section 9.2 of the Merger Agreement or on the signature pages thereto, as applicable.

10.   Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect.   With respect to any term or provision that is invalid or unenforceable, any court of competent jurisdiction is hereby authorized and respectfully directed to excise any such term or provision that is invalid or unenforceable and modify such term or provision to the extent necessary to be able to make such term or provision valid or enforceable.

11.   Waiver. The parties hereto may, to the extent permitted by applicable law, subject to Section 12 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

12.   Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

13.   Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

14.   Headings. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

NONCOMPETITION, NONDISLOSURE AND NONSOLICITATION AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, Shareholder and YP have caused this Agreement to be executed on the date first written above.

SHAREHOLDER:	YP:

YP Corp., a Nevada corporation

/s/ Rajesh Navar	By:	/s/ Daniel L. Coury, Sr.
Rajesh Navar	Name: Daniel L. Coury, Sr. Title: Chief Executive Officer